Exhibit 5

February 1, 2019	ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com CLIENT/MATTER NUMBER 052560-0236

The Marcus Corporation 100 East Wisconsin Avenue, Suite 1900 Milwaukee, WI 53202

Ladies and Gentlemen:

We have acted as securities counsel for The Marcus Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time, as set forth in the Registration Statement, any amendment thereto, the Prospectus and any supplements to the Prospectus (each, a “Prospectus Supplement”), of 2,450,000 shares (the “Shares”) of the Company’s Common Stock, $1.00 par value (the “Common Stock”), by the selling shareholder of the Company named in the Registration Statement (the “Selling Shareholder”). The Shares are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In rendering this opinion, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Restated Articles of Incorporation and By-laws, each as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the registration of the Shares; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that all Shares will be offered and sold in compliance with applicable state and federal securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable Prospectus Supplement.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares to be offered and sold by the Selling Shareholder have been and are validly issued, fully paid and non-assessable.

With respect to the opinion above, at one time Section 180.0622(2)(b) of the Wisconsin Business Corporation Law imposed personal liability upon shareholders for debts owing to employees of the Company for services performed, but not exceeding six months’ service in any one case. This statutory provision was repealed by 2005 Wisconsin Act 474, which provided that the repeal applies to debts incurred on or after June 14, 2006.

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The Marcus Corporation

February 1, 2019

Our opinion herein is expressed solely with respect to the laws of the State of Wisconsin and the federal laws of the United States of America as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction, other than the State of Wisconsin and the federal laws of the United States of America, are applicable to the subject matter hereof.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP